UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2020

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

WW International, Inc. (the “Company”) held its 2020 annual meeting of shareholders on May 6, 2020. At this meeting, the Company’s shareholders (1) elected the persons listed below to serve as Class I directors for a term of three years expiring at the Company’s 2023 annual meeting of shareholders and until their successors have been duly elected and qualified or until the earlier of their resignation, removal, retirement, disqualification or death; (2) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2020; (3) approved the option agreement with Ms. Oprah Winfrey (the “Winfrey Option Shareholder Approval”); and (4) approved, on an advisory basis, the Company’s named executive officer compensation. Set forth below are the voting results for these proposals.

1.	Election of four Class I directors for a term of three years expiring at the Company’s 2023 annual meeting of shareholders and until their successors have been duly elected and qualified or until the earlier of their resignation, removal, retirement, disqualification or death:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Raymond Debbane	51,209,108	901,838	7,878,087
Tracey D. Brown	51,914,263	196,683	7,878,087
Jennifer Dulski	52,025,355	85,591	7,878,087
Jonas M. Fajgenbaum	51,779,345	331,601	7,878,087

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2020:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,595,638	353,503	39,892	N/A

3.	Approval of the option agreement with Ms. Oprah Winfrey:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,504,434	1,589,306	17,207	7,878,087

4.	Advisory vote to approve the Company’s named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,853,095	3,206,715	51,136	7,878,087

Item 8.01.	Other Events.

As a result of the Winfrey Option Shareholder Approval referenced above, in the second quarter of fiscal 2020, the Company will record a one-time charge of approximately $32.7 million based in part on the per share value of the Company’s common stock, no par value per share (the “Common Stock”), on May 6, 2020. As previously disclosed, on December 15, 2019, the Company granted Ms. Winfrey a fully vested option, pursuant to the terms of the option agreement referenced above, to purchase 3,276,484 shares of Common Stock at an exercise price of $38.84 per share, subject to approval by the Company’s shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: May 7, 2020	By:	/s/ Nicholas P. Hotchkin
	Name:	Nicholas P. Hotchkin
	Title:	Chief Financial Officer, Operating Officer, North America and President, Emerging Markets

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